UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 02, 2023

Acorda Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31938	13-3831168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Blue Hill Plaza 3rd Floor
Pearl River, New York		10965
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 914 347-4300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACOR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 2, 2023, Acorda Therapeutics, Inc. (the “Company”) filed an Amended and Restated Certificate of Incorporation (the “Charter”) with the Secretary of State of the State of Delaware, which effected, as of 4:01 p.m., Eastern Time, on June 2, 2023 (the “Effective Time”), a 1-for-20 reverse stock split of the Company’s shares of common stock and proportionate reduction in the number of authorized shares of common stock from 61,666,666 to 3,083,333 (together, the “Reverse Stock Split”). On November 11, 2022, the Company’s stockholders authorized the board of directors to effect a reverse stock split by a ratio of any whole number in the range of 1-for-2 to 1-for-20 and a corresponding reduction in the number of authorized shares of common stock. The board of directors subsequently approved the Reverse Stock Split and authorized the filing of the Charter, as previously announced on May 31, 2023, in order to enable the Company to regain compliance with the $1.00 per share minimum closing price required to maintain continued listing on The Nasdaq Global Select Market.

The Charter provides that at the Effective Time, every twenty shares of the Company’s issued and outstanding common stock was combined into one issued and outstanding share of common stock, without any further action by the Company or the holder thereof, and that the number of shares of common stock the Company has authority to issue was reduced from 61,666,666 to 3,083,333. No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares received the number of shares rounded up to the next whole share. The Reverse Stock Split applied equally to all outstanding shares of the common stock and did not modify the rights or preferences of the common stock. In addition, the Reverse Stock Split reduced the number of shares of common stock issuable upon the exercise of stock options outstanding immediately prior to the Reverse Stock Split, and the number of shares reserved for future issuance under the Company’s existing incentive compensation and employee stock purchase plans was reduced on a proportionate basis. The Reverse Stock Split did not change the par value of the common stock.

The Company’s common stock is expected to begin trading on a split-adjusted basis on The Nasdaq Global Select Market commencing upon market open on June 5, 2023. The Company’s common stock will continue to trade under the symbol “ACOR,” and the new CUSIP number for the Company’s common stock following the Reverse Stock Split is 00484M700.

The foregoing description is qualified in its entirety by the Charter, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 2, 2023, the Company issued a press release announcing the completion of the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Acorda Therapeutics, Inc., dated June 2, 2023.
99.1	Press Release dated June 2, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

Date:	June 2, 2023	By:	/s/ Michael Gesser
Name: Michael Gesser Title: Chief Financial Officer and Treasurer